================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of Earliest Event Reported): June 2, 2005


                             Charming Shoppes, Inc.
                             ----------------------
             (Exact Name of Registrant as Specified in its Charter)

                                  Pennsylvania
                                  ------------
                 (State or Other Jurisdiction of Incorporation)

        000-07258                                         23-1721355
        ---------                                         ----------
(Commission File Number)                    (I.R.S. Employer Identification No.)

               450 Winks Lane, Bensalem, Pennsylvania      19020
               --------------------------------------      -----
              (Address of Principal Executive Offices)   Zip Code)

                                 (215) 245-9100
                                 --------------
              (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
                                 --------------
          (Former Name or Former Address, if Changed Since Last Report)


      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

================================================================================

      This Report on Form 8-K/A amends and supplements the report on Form 8-K dated June 2, 2005 and filed by Charming Shoppes, Inc. (the "Company" or the "Registrant") on June 8, 2005 (the "Report on Form 8-K"). The Report on Form 8-K was filed to report the acquisition by Chestnut Acquisition Sub, Inc., a subsidiary of the Registrant, of all of the outstanding capital stock of Crosstown Traders, Inc. ("Crosstown Traders") held by affiliates of JPMorgan Partners, the private equity arm of J.P. Morgan Chase & Co., and the other stockholders and optionholders of Crosstown Traders. The disclosures required by Items 1.01, 2.01, and 2.03 were included in the Report on Form 8-K. In accordance with the requirements of Items 9.01(a)(4) and 9.01(b)(2) of the Report on Form 8-K, this Report on Form 8-K/A is being filed within 71 days after June 8, 2005 (the date that the initial Report on Form 8-K was required to be filed), to amend and supplement the Report on Form 8-K to include the financial statements and pro forma financial information required by Item 9.01.


Item 9.01.   Financial Statements and Exhibits.

      Item 9.01(a) is hereby amended and supplemented as follows:

      a) Financial Statements of Businesses Acquired.

      The Consolidated Financial Statements of Crosstown Traders, Inc. and Subsidiaries for the fiscal years ended January 29, 2005 and January 31, 2004, together with the Notes thereto, are incorporated herein by reference to Exhibit
99.1 of this Report on Form 8-K/A.

      The Consolidated Financial Statements of Crosstown Traders, Inc. and Subsidiaries (Unaudited) for the thirteen-week periods ended April 30, 2005 and May 1, 2004, together with the Notes thereto, are incorporated herein by reference to Exhibit 99.2 of this Report on Form 8-K/A.

      Item 9.01(b) is hereby amended and supplemented as follows:

      (b) Pro Forma Financial Information.

      The unaudited pro forma financial information included herein gives effect to the Company's acquisition of Crosstown Traders, Inc. The Unaudited Pro Forma Condensed Consolidated Statements of Operations are based on historical data as reported by the separate companies, and reflect adjustments prepared as if the acquisition had occurred on February 1, 2004. The Unaudited Pro Forma Condensed Consolidated Balance Sheet is based on historical data as reported by the separate companies, and reflects adjustments prepared as if the acquisition had occurred on April 30, 2005. As used herein, the terms "the Company," "we," and "our" refer to Charming Shoppes, Inc., and, where applicable, its consolidated subsidiaries.

      The Unaudited Pro Forma Condensed Consolidated Financial Statements contained herein (the "Statements") include adjustments having a continuing impact on the consolidated company as a result of using the purchase method of accounting for the acquisition. The pro forma adjustments are described in the notes accompanying the Statements (the "Notes").

      The Statements have been prepared based on available information, using assumptions that our management believes are reasonable. The Statements do not purport to represent the actual financial position or results of operations that would have occurred if the acquisition had taken place on the dates specified. The Statements are not necessarily indicative of the results of operations that may be achieved in the future. The Statements do not reflect any adjustments for the effect of non-recurring items or operating synergies that we may realize as a result of the acquisition. The Statements include certain reclassifications to conform the historical financial information of Crosstown Traders to our presentation.

      The assumptions used and adjustments made in preparing the Statements are described in the Notes, which should be read in conjunction with the Statements. The Statements and related Notes contained herein should be read in conjunction with the consolidated financial statements and related notes included in our Annual Report on Form 10-K for the year ended January 29, 2005, the unaudited condensed consolidated financial statements and related notes included in our Quarterly Report on Form 10-Q for the quarter ended April 30, 2005, and the consolidated financial statements and related notes of Crosstown Traders filed as exhibits to this Report on Form 8-K/A and incorporated by reference in Item 9.01(a).

      The unaudited pro forma adjustments made in preparing the Statements are based on preliminary purchase price allocations and on certain management judgments. These preliminary allocations are based on an analysis of the estimated fair values of assets acquired and liabilities assumed, including identifiable tangible and intangible assets, deferred tax assets and liabilities, and estimates of the useful lives of tangible and amortizable intangible assets. The final purchase price allocations will be completed after we obtain third-party appraisals, review all available data, and complete our own internal assessments. Any additional adjustments resulting from finalization of the purchase price allocations for Crosstown will affect the amount assigned to goodwill.

                             CHARMING SHOPPES, INC.
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                 April 30, 2005

                                        As Reported
                                   ---------------------                         Pro Forma
                                   Charming    Crosstown    Pro Forma             Combined
(In thousands)                     Shoppes      Traders*   Adjustments    Notes   Company
                                   -------      --------   -----------    -----   -------
ASSETS
Current assets
Cash and cash equivalents ...   $  254,801   $    5,099    $ (264,451)      1
                                                              110,000       1
                                                               (1,150)      2   $  104,299
Available-for-sale securities       84,639            0                             84,639
Accounts receivable, net ....            0       59,371         2,200       1       61,571
Merchandise inventories .....      347,794       73,679                            421,473
Deferred advertising ........            0       14,062                             14,062
Deferred taxes ..............       15,500         (932)        9,781       1       24,349
Prepayments and other .......       91,671        2,554                             94,225
                                ----------   ----------    ----------           ----------
Total current assets ........      794,405      153,833      (143,620)             804,618
                                ----------   ----------    ----------           ----------

Net property, equipment, and
     leasehold improvements .      318,508        4,952        15,000       1      338,460
                                ----------   ----------    ----------           ----------

Tradenames and other
     intangible assets ......      169,653            0        70,000       1
                                                               20,000       1      259,653
Goodwill ....................       66,666        4,149        80,469       1
                                                               (4,149)      1      147,135
Available-for-sale securities          240            0                                240
Other assets ................       35,987        3,768         1,150       2
                                                                 (996)      1       39,909
                                ----------   ----------    ----------           ----------
Total assets ................   $1,385,459   $  166,702    $   37,854           $1,590,015
                                ==========   ==========    ==========           ==========

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet

* Amounts include certain reclassifications to conform the historical financial information of Crosstown Traders to the Company's presentation.

                             CHARMING SHOPPES, INC.
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                   (Continued)
                                 April 30, 2005

                                        As Reported
                                   ---------------------                         Pro Forma
                                   Charming    Crosstown    Pro Forma             Combined
(In thousands)                     Shoppes      Traders*   Adjustments    Notes   Company
                                   -------      --------   -----------    -----   -------
LIABILITIES AND
STOCKHOLDERS' EQUITY
Current liabilities
Short-term borrowings........                              $  110,000       1   $  110,000
Accounts payable.............   $  171,781   $    9,735                            181,516
Accrued expenses.............      156,571       40,268         5,962       1
                                                                 (680)      1      202,121
Income taxes payable.........        3,942            0                              3,942
Current portion -- long-term
     debt....................       20,822            0                             20,822
                                ----------   ----------    ----------           ----------
Total current liabilities....      353,116       50,003       115,282              518,401
                                ----------   ----------    ----------           ----------

Deferred taxes and other
     non-current liabilities.      106,040          421        38,850       1      145,311
Long-term debt...............      199,862       42,897       (42,897)      1      199,862

Stockholders' equity
Common stock.................       13,208            1            (1)      1       13,208
Additional paid-in capital...      258,367       33,436       (33,436)      1      258,367
Treasury stock at cost.......      (84,136)           0                            (84,136)
Deferred employee
     compensation............      (15,639)           0                            (15,639)
Retained earnings............      554,641       39,944       (39,944)      1      554,641
                                ----------   ----------    ----------           ----------
Total stockholders' equity...      726,441       73,381       (73,381)             726,441
                                ----------   ----------    ----------           ----------
Total liabilities and
     stockholders' equity....   $1,385,459   $  166,702    $   37,854           $1,590,015
                                ==========   ==========    ==========           ==========

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet

* Amounts include certain reclassifications to conform the historical financial information of Crosstown Traders to the Company's presentation.

                             CHARMING SHOPPES, INC.
                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                 CONSOLIDATED BALANCE SHEET AS OF APRIL 30, 2005


1. The Pro Forma Adjustments to the Unaudited Pro Forma Condensed Consolidated Balance Sheet reflect the allocation of the purchase price to the assets acquired and liabilities assumed, based on a preliminary estimate of their respective fair values at the date of acquisition.

          The preliminary pro forma allocation of the purchase price of Crosstown Traders is as follows (in thousands):

     Cash paid ..............................................   $ 218,015
     Payment of assumed debt ................................      42,897
     Fees and other direct costs of the acquisition .........       3,539
                                                                ---------
     Total purchase price ...................................   $ 264,451
                                                                =========

     Net assets of Crosstown Traders at April 30, 2005 ......   $  73,381
     Estimated fair market value of identifiable intangible
         assets acquired:
         Trademarks, tradenames, and internet domain names ..      70,000
         Customer relationships .............................      20,000
     Payment of assumed debt ................................      42,897
     Estimated fair value adjustment for accounts receivable        2,200
     Estimated fair value adjustment for other assets .......        (996)
     Estimated fair value adjustment for accrued expenses ...         680
     Estimated fair value adjustment for property, equipment,
         and leasehold improvements .........................      15,000
     Write-off of pre-acquisition goodwill ..................      (4,149)
     Adjustment to deferred taxes ...........................     (29,069)
     Estimated expenses for lease and contract cancellations,
         severance, and certain other exit activities .......      (5,962)
                                                                ---------
     Estimated fair value of identifiable net assets acquired   $ 183,982
                                                                ---------
     Excess of cost of acquisition over estimated fair value
         of net assets acquired .............................   $  80,469
                                                                =========

          The cash paid for the acquisition was funded with approximately $108,015,000 of our existing cash and cash equivalents and $110,000,000 of borrowings obtained under our then existing $300,000,000 revolving credit facility.

          Subsequent to the acquisition, we securitized Crosstown Traders' apparel-related accounts receivable of approximately $54 million under a new conduit funding facility established specifically for funding the Crosstown receivables. The majority of the proceeds from the securitization were used to retire Crosstown's debt.

                             CHARMING SHOPPES, INC.
                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                 CONSOLIDATED BALANCE SHEET AS OF APRIL 30, 2005
                                   (Continued)


2. Subsequent to the acquisition of Crosstown Traders, on July 28, 2005, we amended our existing $300,000,000 revolving credit facility, which was due to expire on August 15, 2008. The amended facility provides for a revolving credit facility with a maximum availability of $375,000,000, subject to certain limitations as defined in the facility agreement, and provides that up to $300,000,000 of the facility may be used for letters of credit. The amended facility expires on July 28, 2010. In connection with the amendment, we incurred approximately $1,150,000 of expenses that were capitalized and are being amortized on a straight-line basis over the life of the amended facility.

                             CHARMING SHOPPES, INC.
                   UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                             STATEMENT OF OPERATIONS
                       Thirteen Weeks Ended April 30, 2005

                                      As Reported
                                 ---------------------                         Pro Forma
                                 Charming    Crosstown    Pro Forma             Combined
(In thousands)                   Shoppes      Traders*   Adjustments    Notes   Company
                                 -------      --------   -----------    -----   -------
Net sales....................   $603,255      $106,487                         $709,742
                                --------      --------                         --------
Cost of goods sold, buying,
     and occupancy expenses..    403,824        80,616     $   750       (A)    485,190
Selling, general, and
     administrative expenses.    150,938        23,190       1,250       (A)    175,378
                                --------      --------     -------             --------
Total operating expenses.....    554,762       103,806       2,000              660,568
                                --------      --------     -------             --------
Income from operations.......     48,493         2,681      (2,000)              49,174

Other income (expense).......      2,815           (99)       (621)      (B)      2,095
Interest expense.............      3,925         1,474       1,243       (C)
                                                            (1,040)      (C)      5,602
                                ---------     --------     -------             --------
Income before
     income taxes............     47,383         1,108      (2,824)              45,667
Income tax provision.........     17,366           430      (1,072)      (D)     16,724
                                --------      --------     -------             --------
Net income...................   $ 30,017      $    678     $(1,752)            $ 28,943
                                ========      ========     =======             ========

Basic income per share.......      $0.25                                          $0.24
                                   =====                                          =====
Weighted average shares
     outstanding.............    118,984                                        118,984

Diluted income per share.....      $0.23                                          $0.22
                                   =====                                          =====
Weighted average shares and
     equivalents outstanding.    135,743                                        135,743

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Statements of Operations

* Amounts include certain reclassifications to conform the historical financial information of Crosstown Traders to the Company's presentation.

                             CHARMING SHOPPES, INC.
                   UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                             STATEMENT OF OPERATIONS
                           Year Ended January 29, 2005


                                      As Reported
                                 ---------------------                           Pro Forma
                                 Charming    Crosstown    Pro Forma               Combined
(In thousands)                   Shoppes      Traders*   Adjustments    Notes     Company
                                 -------      --------   -----------    -----     -------
Net sales..................... $2,332,334     $444,805                          $2,777,139
                               ----------     --------                          ----------
Cost of goods sold, buying,
     and occupancy expenses..   1,640,248      323,355    $   3,000     (A)      1,966,603
Selling, general, and
     administrative expenses.     577,301       95,691        5,000     (A)        677,992
Expenses related to cost
     reduction plan..........         605                                              605
                               ----------     --------    ---------             ----------
Total operating expenses.....   2,218,154      419,046        8,000              2,645,200
                               ----------     --------    ---------             ----------
Income from operations.......     114,180       25,759       (8,000)               131,939

Other income.................       3,098          182       (1,532)    (B)          1,748
Interest expense.............      15,610        5,687        3,684     (C)
                                                             (3,192)    (C)         21,789
                               ----------     --------    ---------             ----------
Income before
     income taxes............     101,668       20,254      (10,024)               111,898
Income tax provision.........      37,142        8,749       (4,643)    (D)         41,248
                               ----------     --------    ---------             ----------
Net income...................  $   64,526     $ 11,505    $  (5,381)            $   70,650
                               ==========     ========    =========             ==========

Basic income per share.......       $0.56                                            $0.61
                                    =====                                            =====
Weighted average shares
     outstanding.............     116,196                                          116,196

Diluted income per share ....       $0.52                                            $0.56
                                    =====                                            =====
Weighted average shares and
     equivalents outstanding.     133,174                                          133,174

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Statements of Operations

* Amounts include certain reclassifications to conform the historical financial information of Crosstown Traders to the Company's presentation.

                             CHARMING SHOPPES, INC.
                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                       FOR THE YEAR ENDED JANUARY 29, 2005
                   AND THE THIRTEEN WEEKS ENDED APRIL 30, 2005


A. The fair value adjustment for property, equipment, and leasehold improvements results in additional depreciation expense, which is included in cost of goods sold, buying, and occupancy expenses. The recognition of the fair value of Crosstown's customer relationships results in additional amortization expense, which is included in selling, general, and administrative expenses. The pro forma effects on depreciation and amortization expense are as follows:

                                                                          Thirteen
                                                          Year Ended     Weeks Ended
                                  Fair Value    Useful    January 29,    April 30,
     (Dollars in thousands)       Adjustment     Life        2005           2005
                                  ----------     ----        ----           ----
     Property, equipment, and
         leasehold improvements..   $15,000     5 yrs.      $3,000        $   750
     Customer relationships......    20,000     4 yrs.       5,000          1,250


B. The use of our existing cash and cash equivalents to fund the acquisition results in a reduction of funds available for investment in cash equivalents and/or available-for-sale securities. As a result, we will earn less interest income. The pro forma effect of the reduction in interest income is as follows:

                                                                               Thirteen
                                                               Year Ended     Weeks Ended
                                                   Interest    January 29,     April 30,
      (Dollars in thousands)           Principal     Rate         2005           2005
                                       ---------     ----         ----           ----
     Cash and cash equivalents
         used to fund the acquisition  $108,015      1.4%         $1,532         $ --
                                                     2.3%           --            621

          The interest rate used is an estimated average rate of return on securities that would have been available for investment during the respective periods.

                             CHARMING SHOPPES, INC.
                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                       FOR THE YEAR ENDED JANUARY 29, 2005
                   AND THE THIRTEEN WEEKS ENDED APRIL 30, 2005
                                   (Continued)



C. As a result of the revolving loan used to finance a portion of the acquisition and the expenses incurred in connection with the amendment of the revolving credit facility, we will incur additional interest expense and amortization of deferred debt acquisition costs. In addition, as a result of the repayment of Crosstown's debt as of the date of acquisition, Crosstown will not incur interest expense on its outstanding term loans and will incur interest expense on revolving working capital borrowings at a reduced rate subsequent to the date of acquisition. The pro forma effect of the additional interest expense on the revolving loan, amortization of deferred debt acquisition costs, and the reduction of Crosstown's interest expense is as follows:

                                                    Interest                     Thirteen
                                                     Rate or     Year Ended     Weeks Ended
                                                  Amortization   January 29,     April 30,
      (Dollars in thousands)          Principal      Period         2005           2005
                                      ---------      ------         ----           ----
     Revolving loan................   $110,000        3.1%        $ 3,454        $    --
                                                      4.3%             --          1,243
     Amortization of deferred debt
         acquisition costs.........      1,150       5 yrs.           230             58
     Reduction of Crosstown's
         interest expense..........                                (3,192)        (1,040)

          The interest rate for the revolving loan used in the above table represents the interest rate that was in effect for the loan during the respective periods. Amortization of deferred debt acquisition costs is included in interest expense on the Company's statement of operations.


D. The income tax provision has been adjusted for the estimated tax effect of the pro forma adjustments to income before income taxes for the respective periods.


          Weighted average shares and equivalents outstanding used to calculate diluted income per share include the effect of assumed conversion of our convertible debt, using the "if-converted" method. After-tax interest expense related to the convertible debt of $4,539,000 for the year ended January 29, 2005 and $1,128,000 for the thirteen weeks ended April 30, 2005 has been added back to net income for the respective periods for the purpose of calculating diluted income per share.

Item 901(c) is hereby amended and supplemented as follows:

     (c)  Exhibits.

23   Consent of Deloitte & Touche LLP.

99.1 Consolidated Financial Statements of Crosstown Traders, Inc. and Subsidiaries for the fiscal years ended January 29, 2005 and January 31, 2004.

99.2 Consolidated Financial Statements of Crosstown Traders, Inc. and Subsidiaries (Unaudited) for the thirteen-week periods ended April 30, 2005 and May 1, 2004.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                CHARMING SHOPPES, INC.
                                                (Registrant)




Dated: August 17, 2005                          /S/ ERIC M. SPECTER
                                                -------------------
                                                Eric M. Specter
                                                Executive Vice President
                                                Chief Financial Officer

                                  EXHIBIT INDEX


Exhibit No.   Description
-----------   -----------

   23         Consent of Deloitte & Touche LLP.

   99.1 Consolidated Financial Statements of Crosstown Traders, Inc. and Subsidiaries for the fiscal years ended January 29, 2005 and January 31, 2004.

   99.2 Consolidated Financial Statements of Crosstown Traders, Inc. and Subsidiaries (Unaudited) for the thirteen-week periods ended April 30, 2005 and May 1, 2004.